                                                               EXHIBIT 10.5
                                                               ------------

     [CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST
      FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE REDACTED MATERIAL
                HAS BEEN SEPARATELY FILED WITH THE COMMISSION]

                                   Agreement
                                   ---------

Between

SICOR S.p.A, with its registered office in Milan, Via Senato, 19, tax number
-----------
IT06827530152 (hereinafter "Sicor"),

                                                                on the one side,

                                      and

ALCO CHEMICALS Ltd., Swiss branch, with its registered office in Lugano
-------------------
(Switzerland), Via S. Salvatore, 7 (hereinafter "Alco"),

                                                              on the other side.

                                    Premises

- Whereas Sicor manufactures chemical products for the pharmaceutical industry (hereinafter "Products");

-  Whereas Alco has collaborated with Sicor for the marketing of the Products;

-  Whereas the Parties intend for this Agreement to govern their relationship;

- Whereas Alco has the commercial know-how and the means necessary to adequately carry out the promotion and sale of the Products;

-  Whereas there existed a prior commercial relationship ("concessione di
                                                           --------------
vendita") between the Parties, the nature of which is not to be considered an
-------
agency relationship ("rapporto di agenzia").
                      -------------------

In light of the above, the Parties hereby agree to the following:

1.  APPOINTMENT AS AGENT

1.1 Sicor grants to Alco, which accepts, the appointment as agent without representation powers and without exclusivity (Non-exclusive Agent) for the worldwide sale, excluding customers that reside in or carry out their activity in the countries listed in Appendix 1 (the borders shall be those in existence
                           ----------
at the signing of this Agreement), of the Products listed in Appendix 2.
                                                             ----------

1.2 Sicor reserves the right to exclude from this appointment the promotion and sale of products listed in Appendix 2 with respect to certain customers with
                           ----------
whom Sicor has a direct sales relationship and that, in total, do not represent more than 10% of Sicor's annual sales revenue. For 1994, said customers are listed in Appendix 3. For subsequent years, Sicor shall notify Alco of the
          ----------
names of said customers on or before October 30th of each calendar year, for the following year.

1.3  Alco, with reference to the Products listed in Appendix 2, shall be the
                                                    ----------
exclusive agent with reference to customers located in or that carry out their principle activity in the following countries: Japan, Korea, Taiwan (the borders shall be those in existence at the signing of this Agreement).

1.4 Excluding the countries set forth in Article 1.3, for the purposes of this Agreement (not applicable to the territories set forth in Appendix 1 and with
                                                          ----------
respect to the customers set forth in Article 1.2), Sicor may promote the sale of the Products directly or by means of third parties, notwithstanding Article 2.3.

2.  RIGHTS OF ALCO

2.1 On the sales made on behalf of Sicor, Alco (whether as Exclusive Agent pursuant to Article 1.3 or Non-exclusive Agent pursuant to Article 1.1.) shall have the right to a commission of 5% on the annual sales revenue for properly executed transactions or part thereof in the event the transaction has only been partially executed.

     No commission shall be owed to Alco in the event the sales are effectuated at a price lower than that indicated on the Sicor-Alco price agreement in effect at the time of sale.

     Moreover, no commission shall be owed to Alco for any sales by Sicor to customers set forth in Article 1.2.

2.2  Alco, upon the simple written request of Sicor, shall be subject to a "star
                                                                            ----
del credere" and thus shall respond to Sicor with the proper execution of the
-----------
matter. In such case, Alco shall have the right to a higher commission equal to 1% of the annual sales revenue.

2.3 On sales made by other agents on behalf of Sicor pursuant to Article 1.4 or on sales made directly by Sicor, Alco, notwithstanding Article 1.2, shall have the right to a commission equal to the positive difference, if any, between any commissions owed by Sicor to other agents or intermediaries and 5% of annual sales revenue for the duly executed transactions or part thereof in the event the transaction has only been partially executed.

Thus for example, if for a given transaction a commission of 3% is owed to a third party agent, Sicor shall owe a commission of 2% to Alco. However, if a commission of 5% is owed to a third party agent, Sicor shall owe no commission to Alco.

2.4 No commission shall be owed to Alco for sales made directly by Alco in its capacity as a sales agent.

  2.5 Upon the request of Alco, Sicor undertakes to supply any requested documents for the Products in the territories subject to this Agreement.

3.  THE RESPONSIBILITIES OF ALCO

3.1  Alco undertakes the following:

3.1.1 Alco shall, for the duration of this Agreement, perform its duties diligently and in good faith in order to increase sales of the Products.

3.1.2 Alco shall not take actions that would interfere or obstruct the sale of the Products.

3.1.3 Alco shall be bound by the "star credere" in accordance with Article 2.2. of this Agreement.

3.1.4 Alco shall observe all existing laws and regulations in all countries in relation to the Products.

3.1.5 Alco shall not, for the duration of this Agreement, make or market (whether directly or indirectly) any competing products.

3.1.6  Alco shall not imitate, produce or amend the Products.

3.1.7 Alco shall promote the sale of the Products using only the name and trademark of Sicor. Alco shall not cancel or cover distinctive signs, including but not limited to signs relative to any patents, trademarks or other intellectual property owned by Sicor.

3.1.8 Alco shall notify Sicor no later than the end of October of each calendar year, of the budget to be implemented for the following calendar year for each of the Products.

3.1.9  Alco shall promptly transmit to Sicor the purchase orders it receives.

3.1.10 Alco guarantees that it will transmit sales orders of at least $20,000,000.00 per year to Sicor. Said minimum may be modified by the Parties at the end of each contractual period (as defined by Article 7.1), by giving at least three (3) months notice.

3.1.11 Alco shall indemnify Sicor for any damages suffered due to negligence or breach of obligations set forth in this Agreement or by Italian law.

[4.]  PROMOTION OF PRODUCTS

4.1 Alco shall define with Sicor on or before the end of October of each year, the promotion plan for the sale of the

Products to be implemented the following calendar year. Said plan may be modified on the basis of market conditions subject to the obligation of a reasonably sufficient promotion in relation to the budget (Article 3.1.8 ) and the minimum guaranteed sales revenue (Article 3.1.10).

4.2 All publicity and promotional activities of the Products must be pre-approved by Sicor.

4.3 As otherwise agreed in writing, Alco shall be exclusively responsible for the expenses of the agency relationship.

4.4 Alco undertakes to maintain, for the duration of this Agreement, sufficient personnel and organization for the sale of the Products and in particular, to maintain a sales network sufficient to perform its responsibilities on a timely basis.

4.5 Alco shall provide Sicor with all information relating to the competitors, manufacturing improvements and trends in offers and requests that impact the market conditions. Alco shall also provide all other information relative to this Agreement that Sicor may reasonably request.

5.  PATENT RIGHTS

5.1 Sicor maintains exclusive ownership of industrial trademark and patent rights in general, as well as the rights to brand-names. Alco shall enter into all agreements with Sicor (including but not limited to licensing for use), carry out all formalities and take all necessary or useful actions to safeguard the Sicor's rights in the territory where Alco promotes the sale of the Products.

5.2 Alco shall inform Sicor of all unauthorized uses of Sicor's trademark or patent rights of which it becomes aware. Upon Sicor's request, Alco will participate in suits, administrative proceedings and whatever else might be reasonably necessary to protect Sicor's intellectual property rights (including but not limited to trademarks) in the territory where Alco carries out its activities.

6.  EXCLUSION OF JOINT-VENTURE OR PARTNERSHIP

This Agreement is to be concluded between two companies without a dependent relationship or some other subject in common and does not constitute an association, partnership or joint-venture and, except where expressly agreed in writing otherwise, neither of the Parties is authorized to act as the agent of the other, make declarations to third parties, assume guarantees for the other's account or in any way obligate the other to a third party.

 7.  COMMENCEMENT AND TERMINATION OF THE AGREEMENT.  TERMINATION CLAUSES.
WITHDRAWAL

7.1 This Agreement (except for any anticipated termination) will have a duration of three (3) years, beginning January 1, 1994 and ending December 31, 1996, at which time it is understood that the Agreement will be automatically renewed annually, unless a Party has given at least six (c) months notice of its intention to terminate the Agreement.

7.2 In addition to those anticipated by the applicable law, Sicor can make use of the following express termination clauses:

7.2.1 in the case of a breach by Alco of any of its obligations contained in this Agreement (except as provided in Article 7.2.2), when Alco fails to meet its obligations and within fifteen (15) days of Alco's receipt of a notice of breach from Sicor;

7.2.2 whenever Alco, without the express written consent of Sicor, tries to transfer or sell to a third party all or part of its rights and obligations under this Agreement, or to assign a third party as sub-agent.

7.3  Moreover, Sicor can withdraw from the Agreement in the following cases:

7.3.1 whenever, as the result of the lack or cancellation of permits, authorizations or licenses, Alco is not able to begin or to continue sales promotion of some of the Products in some of its exclusive territory or in some other territory where Alco, as an agent, undertakes activity related to the Products;

7.3.2 whenever Alco is subject to proceedings executed individually or jointly, or whenever operations are ceased for more than thirty (30) consecutive days (except for the summer holidays);

7.3.3 whenever it is impossible or Alco is unable, to perform its obligations under this Agreement;

7.3.4 whenever control of Alco passes to shareholders or others whom Sicor, upon its sole evaluation, finds to be unsuitable;

8.  THE EFFECTS OF TERMINATION OF THIS AGREEMENT

In any termination of this Agreement:

8.1 Alco shall return all materials of whatever nature in its possession or control relative to the Products or to Sicor (except ordinary technical correspondence between the Parties).

8.2 Alco shall lose all rights to the use of patents and trademarks possibly granted in accordance with this Agreement and in particular, will stop using the name Sicor on its letterhead and on any other material.

8.3 Alco, upon the simple request of Sicor, shall give to Sicor a complete list containing the personal data and addresses of clients interested in the Products.

8.4 Alco shall transfer to Sicor, renouncing any future use, all permits, authorizations and licenses possibly granted to Alco by the competent authorities with specific reference to the marketing of the Products.

8.5 Alco shall not have the right to any form of indemnity, except that possibly made compulsory by the law concerning agency relationships.

9.  OBLIGATIONS OF CONFIDENTIALITY

9.1 Alco shall rigorously maintain confidentiality. It shall not divulge to third parties nor use itself, any information learned during the performance of this Agreement relating to the Products, including techniques marketed, as well as any information regarding Sicor - information communicated by Sicor or obtained by Alco through any other means in order to effectuate this Agreement.

9.2 The confidentiality obligation referred to in Article 9.1 above, does not include the information, or part thereof:

9.2.1 that is within the public domain, except that which has been made public as a result of actions by Alco or by a person who answers to Alco;

9.2.2 that is made known and registered by Alco before communication on the part of Sicor;

9.2.3 that is communicated to Alco by a source other than Sicor without some violation of Alco's confidentiality obligation;

9.2.4 that is independently developed by Alco without having in any way utilized the information received as a result of this Agreement.

10.  NON-TRANSFERABILITY OF RIGHTS

The rights and obligations derived from this Agreement are personal to the Parties and may not be transferred without the express written consent of the other Party. Neither Party may transfer or sell to third parties all or part of their rights and obligations under this Agreement. This excludes Alco's power to discount matured credits with financial institutions for commissions.

11.  MISCELLANEOUS PROVISIONS

11.1 This Contract states and contains all the agreements in existence between the Parties in reference to the Products and will be dated January 1, 1994. It rescinds with a retroactive effect and substitutes all effects for, preceding agreements, declarations and pledges between the Parties, whether written or oral, made at any time, of any nature and content, concerning the subject regulated by the present Agreement, except for the contract concerning the agency arrangement ("la Concessione di Vendita," discussed in the premises.

11.2 The rights of the Parties provided for in this Agreement are not intended to be in any way waived or limited in case of the tolerance by one of Parties for the breach of the other. Similarly, a waiver of the enforcement of ones rights following a breach shall not be considered a waiver with respect to subsequent or repeated breaches.

11.3 Any modification, substitution or termination of this Agreement, in whole or in part, must be in writing.

11.4 Any clauses of this Agreement that are found to be invalid or ineffective, shall be stricken while all the other clauses remain valid and effective. Both Parties are obliged to negotiate in good faith for a substitute for the invalid or ineffective clause that can satisfy the legitimate interests of both Parties.

12.  APPLICABLE LAW AND ARBITRATION CLAUSE

12.1  Italian law governs this Agreement.

12.2 Any controversies that might arise between the Parties concerning the interpretation, execution or termination of this Agreement shall be settled by an arbitration panel pursuant to the Italian Code of Civil Procedure. The panel shall be composed of three (3) arbitrators, the first two (2) to be nominated by the Parties and the third to be agreed upon by the first two or, in default, by the President of the Court of Milan.

The applicable procedures shall be those established for international arbitration pursuant to article 832 of the Italian Code of Civil Procedure, as provided for by articles 816 to 831 of the Italian Code of Civil Procedure in so far as they do not deviate from the norms of international arbitration.

The arbitration shall take place in Milan.

13.  COMMUNICATIONS

13.1 Any communications made necessary by this Agreement shall be sent by registered mail, return receipt requested, to the following addresses:

 - to Sicor at Via Senato, 19, Milan
 - to Alco at Via S. Salvatore, 7, Lugano Paradiso

13.2 Or at whatever other address for communications the other Party has provided in accordance with Article 13.1 above.

Lugano, January 1, 1994

signed by Sicor  /s/ Gaetano Palladino
                ----------------------

     Alco        /s/Carlo Salvi
                ----------------------

APPENDIX 1
----------

                               EXCLUDED COUNTRIES
                               ------------------

                                     ITALY

APPENDIX 2
----------



                                  PRODUCT LIST
                                  ------------



CORTICOSTEROIDS

     AMCINONIDE
     BECLOMETHASONE DIPROPIONATE
     BETAMETHASONE
     BETAMETHASONE ACETATE
     BETAMETHASONE BENZOATE
     BETAMETHASONE DIPROPIONATE
     BETAMETHASONE SODIUM PHOSPHATE
     BETAMETHASONE VALERATE
     CLOBETASOL PROPIONATE
     CLOBETASONE BUTYRATE
     DEFLAZACORT
     DESONIDE
     DESONIDE PIVALATE
     DESONIDE SODIUM PHOSPHATE
     DESOXIMETHASONE
     DEXAMETHASONE
     DEXAMETHASONE ACETATE
     DEXAMETHASONE DIPROPIONATE
     DEXAMETHASONE ISONICOTINATE
     DEXAMETHASONE PIVALATE
     DEXAMETHASONE SODIM PHOSPHATE
     DEXAMETHASONE VALERATE
     DIFLORASONE DIACETATE
     DIFLUCORTOLONE VALERATE
     FLUMETHASONE
     FLUMETHASONE PIVALATE
     FLUNISOLIDE ANHYDROUS
     FLUOCINOLONE ACETONIDE
     FLUOCINONIDE
     FLUOROMETHOLONE
     FLURANDRENOLIDE
     HALCINONIDE
     HYDROCORTISONE BUTYRATE
     HYDROCORTISONE HEMISUCCINATE
     HYDROCORTISONE SODIUM SUCCINATE BUFFERED
     METHYLPREDNISOLONE
     METHYLPREDNISOLONE ACETATE
     METHYLPREDNISOLONE HEMISUCCINATE
     METHYLPREDNISOLONE SODIUM SUCCINATE
     METHYLPREDNISOLONE SODIUM SUCCINATE BUFFERED
     PREDNISOLONE VALERATE ACETATE
     TRIAMCINOLONE
     TRIAMCINOLONE ACETONIDE
     TRIAMCINOLONE DIACETATE

     TRIAMCINOLONE HEXACETONIDE



ANTIBIOTICS

     BLEOMYCIN SULFATE
     DAUNORUBICIN HYDROCHLORIDE
     MITOMYCIN


HORMONES

     CHLORMADINONE ACETATE
     MEDROGESTONE
     MEDROXYPROGESTERONE ACETATE
     MEGESTROL ACETATE


OTHER PRODUCTS

     PANCURONIUM BROMIDE
     VECURONIUM BROMIDE
     PIPECURONIUM BROMIDE
     ATRACURIUM BESYLATE
     MEPITIOSTANE

APPENDIX 3
----------



                                EXCLUDED CLIENTS
                                ----------------



[CONFIDENTIAL TREATMENT REQUESTED]

                                                             [Sicor S.p.A. Logo]

                                                             ALCO CHEMICALS LTD.
                                                             SWISS BRANCH
                                                             Via San Salvatore
                                                             06902 Lugano

                                                             January 2, 1996

MODIFICATION OF AGENCY AGREEMENT
--------------------------------

     In regard to our agency agreement currently in force, signed on January 1, 1994, following up on the agreements made, I advise you that, effective January 1, 1996:

     (i) your commission set forth in Article 2.3 of the agency agreement is reduced from 5% to 3.5% and

     (ii) the increase in commission for possible "del credere" guarantees, set forth in Article 2.2 of the agreement, is reduced from 1% to 0.75%.

     All the remaining provisions remain in effect and are confirmed.

     We ask that you show your acceptance by sending a letter transcribing the present terms and signed by you.


With best regards,

Sicor SpA

/s/ Dr. Gaetano Palladino

ALCO CHEMICALS LTD.                            [Logo] Swiss branch
FINE CHEMICALS AND PHARMACEUTICALS
                                          SICOR SOCIETA ITALIANA
                                          CORTICOSTEROIDI SPA
                                          Via Terrazano 7
                                          I-20017 RHO (MI)

                                          Lugano, January 15, 1996

AMENDMENT TO AGENCY AGREEMENT
-----------------------------

Dear Sirs:

We are in receipt of your letter of January 9, 1996 containing the following text:

     "In regard to our agency agreement currently in force, signed on January 1, 1994, following up on the agreements made, I advise you that, effective January 1, 1996:

      (i) your commission set forth in Article 2.3 of the agency agreement is reduced from 5% to 3.5% and
     (ii) the increase in commission for possible "del credere" guarantees, set forth in Article 2.2 of the agreement, is reduced from 1% to 0.75%.

     All the remaining provisions remain in effect and are confirmed."

     We confirm for you our approval of the foregoing and send you our most cordial regards.

                                    ALCO CHEMICALS LTD

                                    /s/ Carlo Salvi